John Deere Owner Trust 2003	Exhibit 99.2
Statement to Noteholders

$197,000,000 Class A-1 1.08125% Asset Backed Notes due August 13, 2004
$187,000,000 Class A-2 1.31000% Asset Backed Notes due January 17, 2006
$202,000,000 Class A-3 1.79000% Asset Backed Notes due April 16, 2007
$149,000,000 Class A-4 2.44000% Asset Backed Notes due June 15, 2010
$15,150,000 Class B 2.01000% Asset Backed Notes due June 15, 2010
$7,546,670 Asset Backed Certificates
Payment Date:	15-Dec-03
(1) Amount of principal being paid on the Notes:

(a) A-1 Notes:	$18,429,685.93
per $1,000 original principal amount:	$93.55
(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$0.00
per $1,000 original principal amount:	$0.00
(f) Total	$18,429,685.93

(2) Interest on the Notes

(a) A-1 Notes:	$93,875.52
per $1,000 original principal amount:	$0.48
(b) A-2 Notes:	$204,141.67
per $1,000 original principal amount:	$1.09
(c) A-3 Notes:	$301,316.67
per $1,000 original principal amount:	$1.49
(d) A-4 Notes:	$302,966.67
per $1,000 original principal amount:	$2.03
(e) B Notes:	$25,376.25
per $1,000 original principal amount:	$1.68
(f) Total	$927,676.78

(3) After giving effect to distributions on current Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$93,197,688.84
(ii) A-1 Note Pool Factor:	0.4730847

(b) (i) outstanding principal amount of A-2 Notes:	$187,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000
(c) (i) outstanding principal amount of A-3 Notes:	$202,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$149,000,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$15,150,000.00
(ii) B Note Pool Factor:	1.0000000
(f) (i) Certificate Balance	$7,546,670.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period	$653,894,358.84

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$644,863,092.75

(6) Amount of Servicing Fee:	$553,104.46
per $1,000 original principal amount:	0.72998139

(7) Amount of Administration Fee:	$100.00

(8) Aggregate Purchase Amounts for Collection Period:	$0.00

(9) Amount in Reserve Account:	$13,259,692.00
Specified Reserve Account Balance:	$13,259,692.00

(10) Aggregate amount of Realized Losses for the Collection Period:	$125.58

(11) Amount of Payments that are more than 60 days past due:	$883,647.00